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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66322) pertaining to the Retirement Savings Plan for the Employees of Del Webb Corporation of our report dated June 10, 2002, with respect to the financial statements and schedule of the Retirement Savings Plan for the Employees of Del Webb Corporation included in this Annual Report on Form 11-K for the year ended December 31, 2001.



                                                     /s/ ERNST & YOUNG LLP




Detroit, Michigan
June 26, 2002